SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 or 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) October 30, 2006


                            NewPower Holdings, Inc.
                            -----------------------
            (Exact Name of Registrant as Specified in Its Charter)

 Delaware                                1-16157                52-2208601
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(State or Other Jurisdiction           (Commission             (IRS Employer
of Incorporation)                      File Number)          Identification No.)


P.O. Box 17296, Stamford CT                                        06907
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(Address of Principal Executive Offices)                        (Zip Code)


      Registrant's telephone number, including area code: (203) 329-8412
--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

      As previously reported, on August 15, 2003, the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division (the "Bankruptcy Court") confirmed the Second Amended Chapter 11 Plan (the "Plan") with respect to NewPower Holdings, Inc. (the "Company") and TNPC Holdings, Inc. ("TNPC"), a wholly owned subsidiary of the Company. As previously reported, on February 28, 2003, the Bankruptcy Court previously confirmed the Plan, and the Plan has been effective as of March 11, 2003, with respect to The New Power Company, a wholly owned subsidiary of the Company. The Plan became effective on October 9, 2003 with respect to the Company and TNPC.

      On October 30, 2006, the Bankruptcy Court issued an order approving the settlement agreement and release (the "Enron Settlement Agreement") resolving certain claims between the Company and Enron Corp. and certain of its affiliates (the "Enron Parties"). Under the Enron Settlement Agreement, the Company will retain an amount equal to $5,725,000 from the amount payable to the Enron Parties as stakeholders under the Plan, and the Enron Parties will receive an amount equal to approximately $25.5 million that has been held by the Company in reserve since October 2004 as part of the interim distribution to the other holders of common stock, stock options and warrants of the Company. The Enron Settlement Agreement also has been approved by the United States Bankruptcy Court for the Southern District of New York with respect to Enron Corp. The Company intends to distribute such reserve amount to the Enron Parties on or about November 10, 2006.

      The Company currently is seeking a final order of the Bankruptcy Court in order to make a proposed interim distribution, pursuant to section 5.20 of the Plan, of $0.11 (eleven cents) per share of common stock of the Company by December 14, 2006. This proposed interim distribution would be to remaining holders of allowed equity interests under the Plan, including the Enron Parties.

      As part of any dissolution and winding up of the Company and its subsidiaries, the Company anticipates establishing a reserve for any claims and legal proceedings by parties seeking payment prior to distribution of the Company's remaining assets to stockholders. Set forth below is a comparison of the estimated reserves of the Company to be established in connection with the proposed interim distribution of $0.11 per share to all holders of equity interests versus the estimated reserves of the Company that would have been established in connection with an immediate final distribution by the Company pursuant to section 5.6 of the Plan (all amounts in U.S. dollars):


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


Comparison of Reserves to be Established in Connection with Final and Interim Distributions
Note: All reserves are estimated in the sole discretion of the Company and are not an admission of liability in any way.


                                                                                                            Distribution
                                                                     Distribution                       Proposed Interim
                                                                  Immediate Final                     Distribution #2 of
                                                                     Distribution                        $0.11 per share
------------------------------------------------------------------------------------------------------------------------
Dissolution under Delaware Law
 - 3 years existence
Taxes                                                                     175,000                                175,000
Board Fees                                                                129,000                                129,000
Operating                                                                  15,000                                 15,000
Salary reduced& Tax                                                       240,000                                240,000
Prof. Fees                   Audit & Legal                                200,000                                200,000
Record Retention and Destruction                                           50,000                                 50,000
                                                  --------------------------------    -----------------------------------
                                                                          809,000                                809,000
Reserves
APX                                                                       175,000                              1,900,000
Riverside - substantial contribution                                      275,000                                275,000
Other Potential Claims                                                    100,000                                100,000
                                                  --------------------------------    -----------------------------------
                                                                          550,000                              2,275,000
Ongoing Operating Expenses
Insurance Due as of June 1                                                                                     1,200,000
Salary, Taxes and Severance                                                85,000                                310,000
Board Fees                                                                      -                                 86,000
Taxes                                                                           -                                350,000
Basic Operating                                                             2,000                                 20,000
Distribution Expense                                                       20,000                                 40,000
Storage Expense                                                             2,000                                 14,000
Audit. Trans. Agent other Professionals                                    50,000                                100,000

Legal including Trustee                                                   150,000                                326,000
                                                  --------------------------------    -----------------------------------
                                                                          309,000                              2,446,000

Examiner Fees and Expenses                                                150,000                              1,000,000
Additional Reserve Created
to Ensure Whole Cent Distribution                                                                              1,197,000
                                                                     -------------    -----------------------------------
Total Reserve                                                           1,818,000                              7,727,000
                                                                     =============    ===================================

      Following any such interim distribution by the Company, the Company anticipates that it will make an additional final distribution to remaining holders of allowed equity interests in accordance with section 5.6 of the Plan. The timing and amount of any final distribution will


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


depend on the resolution of all remaining and future claims by or against the Company and is subject to the approval of the Bankruptcy Court.

Cautionary Statement

      This disclosure contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties and may differ materially from actual future events or results. Although we believe that our expectations and beliefs are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: November 6, 2006

                                       NEWPOWER HOLDINGS, INC.


                                       By: /s/ M. Patricia Foster
                                           --------------------------
                                           Name: M. Patricia Foster
                                           Title:   President & Chief Executive
                                           Officer


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